UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2020

Resonate Blends, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26565 Agoura Road, Suite 200 Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 571-888-0009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOAN	OTCQB

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 8 – OTHER EVENTS

Item 8.01 OTHER EVENTS

On August 20, 2020, Resonate Blends, Inc. (the “Company”) announced a proposed private offering of $2,000,000 worth of units where each unit consists of (i) an 8.0% Convertible Promissory Note (“Note”) in the principal amount of $25,000 convertible into Common Stock. The Note also contains a five-year Warrant for 12,500 shares priced at a 20% premium to the Note conversion price.

The Note will automatically convert into shares of Common Stock as follows:

● In the event that the Company completes a Qualified Financing (as defined in the Note) after the issuance date and prior to the Maturity Date, each Note and the principal and accrued interest thereunder will be automatically converted into a number of shares of Common Stock as is determined by dividing the indebtedness by the lesser of (1) $1.00 and (2) 75% of the weighted average sale price of the Common Stock across all transactions constituting a part of the

Qualified Financing.

● In the event that the Company does not complete a Qualified Financing prior to the Maturity Date, each Note and the indebtedness thereunder will automatically be converted into a number of shares of Common Stock as is determined by dividing the indebtedness by the lesser of (i) $1.00 and (ii) 75% of the daily volume weighted average closing price of the Common Stock during the 10 trading day period immediately prior to the Maturity Date.

The net proceeds from the proposed private offering are expected to be used by the Company primarily for the launch of its initial product line, debt retirement and general corporate purposes.

The above securities will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K is not an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Any offers of the securities will be made only by means of a private offering memorandum.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other legal authority. Forward-looking statements can be identified by words such as “proposed,” “will,” “enables,” “expects,” “allows,” “continues,” “believes,” “anticipates,” “estimates” or similar expressions. These include statements regarding the proposed private offering of the units, the contemplated size of the proposed offering of the units, possible completion of the proposed offering of the units, the prospective impact of the proposed offering of the units. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements. Our expected results may not be achieved, and actual results may differ materially from our expectations. There can be no assurance that the proposed offering of the units will be completed as currently contemplated or at all. Factors that could cause or contribute to actual results differing from our forward-looking statements include risks relating to: changes in the financial markets, including changes in credit markets, interest rates, securitization markets generally and our proposed private offering in particular, that can impact the willingness of investors to buy the units and the prices and interest rates that investors may require; adverse developments regarding the Company, its business or the online or broader marketplace lending industry generally, which could impact demand for or pricing of the units; and other risks, including those described in our Annual Report on Form 10-K for the year ended December 31, 2019 and in other documents that we file with the Securities and Exchange Commission from time to time, which are or will be available on the Commission’s website at www.sec.gov. Except as required by law, we undertake no duty to update the information in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resonate Blends, Inc.

/s/ Geoffrey Selzer
Geoffrey Selzer
Chief Executive Officer
Date: August 20, 2020